EXHIBIT 21

                           Subsidiaries of Registrant
                           --------------------------



Subsidiary                               State of Incorporation
----------                               ----------------------


Contract Funding Corp.                   Delaware
Gold Coast Finance Inc.                  Florida
National-Wide Premium Finance Company    Florida